Exhibit 4.2
                                                       -----------

                               PROMISSORY NOTE
                               UNSECURED DEMAND



$  20,000.00                                                October 30, 1996
------------                                                ----------------


For value received, Sono-Tek Corporation (the "Borrower"), hereby promises to pay to the order of Samuel Schwartz (the "Lender") Twenty thousand dollars ON DEMAND.

The Borrower agrees to pay interest from the date hereof on the unpaid balance of this note, at a rate per annum equal to 10.25%. Interest shall be calculated on the basis of a 360 day year.

The Borrower agrees to pay all costs and expenses, such as wire transfer fees, bank fees or broker charges, incurred by Lender to effect this loan.





Borrower:   Sono-Tek Corporation
            2012 Rt. 9W Bldg. 3
            Milton, NY 12547




Signature   /s/ Harvey L. Berger      President
            --------------------
            Harvey L. Berger





Signature   /s/ J. Duncan Urquhart    Controller & Treasurer
            ----------------------
            J. Duncan Urquhart